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                                                                    EXHIBIT 10.2


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

Issued: May 3, 1996                                                        CSW-1


                            GAUGE TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

        1. NUMBER AND PRICE OF SHARES SUBJECT TO WARRANT.

               (a) Subject to the terms and conditions set forth in this Common Stock Purchase Warrant (this "Warrant"), Sterling Payot Company (the "Investor") is entitled to purchase from Gauge Technologies, Inc., a Delaware corporation (the "Company"), at any time on or before May 3, 2001 (the "Expiration Date"), unless the Warrant is earlier terminated pursuant to Section 12 hereof, up to 350,000 shares (which number of shares is subject to adjustment and/or repurchase by the Company as described below) of fully paid and non-assessable Common Stock of the Company ("Common Stock") upon the exercise of this Warrant pursuant to Section 7 (the "Warrant Shares").

               (b) Subject to adjustment as hereinafter provided, the purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) shall be $.70. The purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "Warrant Price."

        2. CONVERSION OF WARRANT.

               (a) RIGHT TO CONVERT. In addition to, and without limiting, the other rights of the Investor hereunder, the Investor shall have the right (the "Conversion Right") to convert this Warrant into shares of Common Stock at any time during the term hereof. Upon exercise of the Conversion Right, the Company shall deliver to the Investor, without payment by the Investor of any Warrant Price or any cash or other consideration, that number of Warrant Shares computed using the following formula:
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               X= Y (A-B)
                  -------
                     A

Where:         X=     The number of Shares of Common Stock to be issued to the
                      Investor

               Y= The number of Shares of Common Stock purchasable pursuant to this Warrant

               A= The Fair Market Value of one share of Common Stock as of the Conversion Date

               B=     The Warrant Price

               (b) METHOD OF EXERCISE. The Conversion Right may be exercised by the Investor by the surrender of this Warrant to the Company at its principal office at the address indicated on the signature page of this Warrant, together with a written notice specifying that the Investor intends to exercise the Conversion Right. Such conversion shall be effective upon the Company's receipt of this Warrant, together with the conversion notice, or on such later date as is specified in the conversion notice (the "Conversion Date") and, at the Investor's election, may be made contingent upon the closing of (i) an "IPO" (as defined in Section 12 of this Warrant) or (ii) an "Corporate Transaction" (as defined in Section 12 of this Warrant).

               (c) FAIR MARKET VALUE. "Fair Market Value" of a share of Common Stock (issued upon conversion thereof) as of a particular date means: (a) if conversion is effective as of the closing of the IPO, the "price to public" specified for such shares in the final prospectus for the IPO, (b) if the conversion is effected as of the closing of a Corporate Transaction, the allocated consideration per share in the Corporate Transaction, and (c) otherwise, the price as determined in good faith by the Board of Directors of the Company.

        3. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

               (a) ADJUSTMENT FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock


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available by it as aforesaid during such period, giving effect to all adjustments called for during such period elsewhere in this Section 3.

               (b) ADJUSTMENT FOR RECLASSIFICATION OR REORGANIZATION. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided elsewhere in this Section 3; and in each such case, the terms of this Section 3 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

               (c) STOCK SPLITS AND REVERSE STOCK SPLITS. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

        4. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

        5. STOCKHOLDER RIGHTS. This Warrant represents only the right to purchase shares of Common Stock of the Company and shall not otherwise entitle its holder to any of the rights of a stockholder of the Company. Notwithstanding the foregoing, the Warrant Shares to be issued to the Investor by the Company upon the Investor's exercise of this Warrant shall be considered "Registrable Securities" as defined in that certain Investor Rights Agreement of even date hereof between the Company and certain Investors set forth therein, and shall be entitled to the same registration rights as are set forth therein.

        6. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.


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        7. EXERCISE OF WARRANT.

               (a) Method of Exercise. This Warrant may be exercised by the holder hereof, in whole but not in part, by the surrender of this Warrant at the principal office of the Company, accompanied by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares of Common Stock being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Common Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable.

               (b) Timing of Exercise. This Warrant may not be exercised by the holder hereof until the earlier of (i) October 31, 1996 or (ii) the date on which a significant joint venture, partner arrangement, additional financing or other similar business arrangement is established by Investor and completed, each to the Company's satisfaction (a "Significant Transaction").

        8. RIGHT OF REPURCHASE BY THE COMPANY. In the event that a Significant Transaction has not occurred on or before September 30, 1996 ("the Repurchase Date"), the Company shall have an irrevocable, exclusive option for a period of thirty (30) days from such date to repurchase or cancel up to 50% of the Warrant Shares that would be issued upon exercise of the Warrant (the "Right of Repurchase"). The Company shall pay the Investor a purchase price of $0.01 per Warrant Share (adjusted for any stock splits, stock dividends and the like) (the "Repurchase Price") for each Warrant Share repurchased or canceled (each "Repurchased Share"). The Right of Repurchase shall be exercised by the Company by written notice and delivery to the Investor of a check in the amount of the total Repurchase Price for the Repurchased Shares. Upon delivery of such notice and payment, the Company shall become the legal and beneficial owner of the Repurchased Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Repurchased Shares without further action by the Investor. The Right of Repurchase shall expire on October 31, 1996.

        9. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

        10. WARRANT TRANSFERABILITY. This Warrant and all rights hereunder are not transferable except as set forth in Section 6 of the Purchase Agreement as defined in Section 14 herein below.


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        11. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

        12. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of California. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

        13. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest of (a) May 3, 2001, (b) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or other transaction as a result of which stockholders of the Company immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition (each, a "Corporate Transaction"), or (c) the closing of a public offering of the Company's Common Stock registered under the Securities Act of 1933, as amended, (an "IPO") if the underwriters reasonably request that the Warrant shall terminate because the continuation of the Warrant after the IPO would adversely affect the marketing of the offering.

        14. AMENDMENT. This Warrant is being acquired pursuant to a Warrant Purchase Agreement by and among the Company and the Investor of even date hereof (the "Purchase Agreement"), and may be amended only upon the written agreement of the Company and the Investor.

        15. NOTICE. The Company shall give Investor written notice of any Corporate Transaction or IPO referred to in Section 13 or any cash dividend declared on the Company's Common Stock at least twenty (20) days prior to the closing of any such Corporate Transaction or IPO or the record date fixed for the determination of stockholders eligible for such dividend and shall deliver a copy of the preliminary prospectus with respect to any such public offering to Investor promptly after it becomes available.


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        This Common Stock Purchase Warrant No. CSW-1 is issued as of the 3 day of May, 1996.

                                    GAUGE TECHNOLOGIES, INC.

                                    By:      /s/ Jonathan Nelson
                                             -----------------------------------
                                    Title:   Chief Executive Officer
                                             -----------------------------------
                                    Address: 83 Pioneer Way
                                             Mountain View, CA  94041


                   Signature Page to Guage Technologies, Inc.
                         Common Stock Purchase Warrant

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                      [STERLING PAYOT COMPANY LETTERHEAD]

May 23, 1999


Mr. Richard Kreysar
Accrue Software, Inc.
48634 Milmont Drive
Fremont, CA 94538-7353

     Exercise of Common Stock Warrant

Dear Rick:

     This letter confirms that we have agreed to exercise the Common Stock Purchase Warrant for 350,000 shares (CSW-1) held by Sterling Payot Company and dated May 3, 1996 (the "Warrant") not later than 30 days after the closing date of the Company's initial public offering. Such exercise will be made either for cash or on a net exercise basis as provided by Section 2(a) of the Warrant.

     It is our understanding that if the Warrant is exercised after the closing of the IPO, the "Fair Market Value" of the Company's Common Stock will be deemed to be the closing price of the Company's Common Stock quoted by the Nasdaq National Stock Market on the date of exercise. To this end, Section 2(c) of the Warrant is hereby amended and restated to read as follows:

          "(c) FAIR MARKET VALUE. "Fair Market Value" of a share of Common Stock (issued upon conversion thereof) as of a particular date means: (a) if conversion is effective as of the closing of the IPO, the "price to public" specified for such shares in the final prospectus for the IPO, (b) if conversion is effective as of a date after the closing of the IPO, the closing price of the Company's Common Stock quoted by the Nasdaq National Stock Market on the date of exercise, (c) if the conversion is effected as of the closing of a Corporate Transaction, the allocated consideration per share in the Corporate Transaction, and (d) otherwise, the price as determined in good faith by the Board of Directors of the Company."

Please execute the counterpart signature to this letter below to acknowledge your agreement to the foregoing, including the amendment of Section 2(c) of the Warrant. Thank you.

                                        Sincerely,

                                        STERLING PAYOT COMPANY

                                        /s/ Robert M. Smelick
                                        ------------------------------
                                        Robert M. Smelick
                                        Managing Director

ACCEPTED AND AGREED:

ACCRUE SOFTWARE, INC.

By: /s/ Gregory C. Walker
   ----------------------------------

Title:   CFO V.P. Finance
      -------------------------------

Date:    May 26, 1999
     --------------------------------

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